UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Quality Distribution, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices, including zip code)

(813) 630-5826

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2014, Quality Distribution, Inc. (the “Company”) and its wholly owned subsidiary, Quality Distribution, LLC (“QD LLC”), entered into an amended and restated Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Suntrust Bank, as co-syndication agents, and the lenders party thereto from time to time (the “Amended and Restated Credit Agreement”), which amends and restates the existing Credit Agreement, dated August 19, 2011, among the Company, QD LLC, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time, as amended. The Amended and Restated Credit Agreement provides for a $350.0 million senior secured asset-based revolving credit facility (the “ABL Facility”) and a $17.5 million senior secured FILO term loan facility (the “Term Loan Facility”).

Borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a base rate or LIBOR. The initial applicable margin is 0.75% for base rate borrowings and 1.75% for LIBOR borrowings. The applicable margin for borrowings will be reduced or increased as follows: if the average borrowing base availability under the ABL Facility is greater than or equal to 50% and QD LLC satisfies a fixed charge coverage ratio of 1.20:1.00 or greater, the applicable margin is 0.50% for base rate borrowings and 1.50% for LIBOR borrowings; if the average borrowing base availability under the ABL Facility is greater than or equal to 25% and less than 50%, the applicable margin is 0.75% for base rate borrowings and 1.75% for LIBOR borrowings; and if the average borrowing base availability under the ABL Facility is less than 25%, the applicable margin is 1.00% for base rate borrowings and 2.00% for LIBOR borrowings. In addition to paying interest on outstanding principal under the ABL Facility, the Company will be required to pay a quarterly unutilized commitment fee to the lenders at an initial rate of 0.25%, with the rate remaining at 0.25% if the average utilization of the ABL Facility during a quarter is greater than or equal to 50% with the rate increasing to 0.375% if the average utilization of the ABL Facility during a quarter is less than 50%. The Company must also pay customary letter of credit fees quarterly. The Company may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. The ABL Facility will mature at the earlier of November 3, 2019 and such date that is 91 days prior to the maturity of the Company’s currently outstanding second lien notes or any future second lien notes of the Company or any permitted refinancing of such currently outstanding or future notes if the outstanding amount of such debt is above a certain threshold.

Borrowings under the Term Loan Facility also bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a base rate or LIBOR. The initial applicable margin is 2.00% for base rate borrowings and 3.00% for LIBOR borrowings, with a potential step-down after three months to 1.75% for base rate borrowings and 2.75% for LIBOR borrowings, if QD LLC achieves a senior secured leverage ratio of 3.50:1.00 or less. Obligations under the Term Loan Facility will mature at the earlier of November 3, 2017 and such date on which the ABL Facility terminates.

The Amended and Restated Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness; pay dividends and distributions or repurchase their capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The Amended and Restated Credit Agreement also contains certain customary affirmative covenants and events of default.

All obligations under the Amended and Restated Credit Agreement are guaranteed by the Company and the Company’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries) pursuant to a Guarantee and Collateral Agreement, dated as of August 19, 2011, among the Company, QD LLC, each of the Company’s subsidiaries party thereto, and Bank of America, N.A., as administrative agent and collateral agent (as amended and supplemented, the “Guarantee and Collateral Agreement”). Further, pursuant to the Guarantee and Collateral Agreement, obligations under the Amended and Restated Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first priority lien on substantially all of the assets of QD LLC and the guarantors.

The foregoing description of the Amended and Restated Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

On November 3, 2014, in connection with the Company and QD LLC entering into the Amended and Restated Credit Agreement, the subsidiary guarantors under the Amended and Restated Credit Agreement entered into a subsidiary loan party acknowledgement with Bank of America, N.A. (the “Acknowledgement”), pursuant to which they agreed to be bound by the terms set forth in the Amended and Restated Credit Agreement and affirm their obligations under the Guarantee and Collateral Agreement. The foregoing description of the Acknowledgement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acknowledgement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated in this Item 1.01 by reference.

The Amended and Restated Credit Agreement has been filed with this report to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. Representations, warranties and covenants in the Amended and Restated Credit Agreement were made only for purposes of the Amended and Restated Credit Agreement, were solely for the benefit of the parties to the Amended and Restated Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amended and Restated Credit Agreement. Representations and warranties in the Amended and Restated Credit Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended and Restated Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Credit Agreement, dated as of November 3, 2014, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Bank of America, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Suntrust Bank, as co-syndication agents, and the lenders party thereto from time to time.

10.2	Subsidiary Loan Party Acknowledgement, dated as of November 3, 2014, by and among certain subsidiaries of Quality Distribution LLC, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)
Dated: November 5, 2014
	By:	/s/ Joseph J. Troy
Joseph J. Troy
Executive Vice President and Chief Financial Officer